Vonage Strengthens UCaaS Business Through
Agreement to Acquire Simple Signal Inc.

HOLMDEL, N.J., March 16, 2015 – Vonage Holdings Corp. (NYSE: VG) (“the Company”), a leading provider of cloud communications services for consumers and businesses, has entered into a definitive agreement to acquire privately-held Simple Signal Inc. ("SimpleSignal"), a leading provider of Unified Communications-as-a-Service (UCaaS) and collaboration solutions to small and medium businesses (SMBs), for a purchase price of $25.25 million.

“The acquisition of SimpleSignal deepens Vonage’s penetration in UCaaS and demonstrates our commitment to execute on our organic and inorganic growth strategy in the sector,” said Alan Masarek, Vonage Chief Executive Officer. “SimpleSignal is a natural complement to Vonage’s rapidly expanding UCaaS business. It has a proven track record of providing feature-rich solutions required by larger SMBs, strong channel and strategic partnerships, and a common underlying technology platform. This acquisition further positions Vonage as a clear leader in Unified Communications.”

Complementary Technology Platform
SimpleSignal offers a broad range of voice, video, mobile and app services to address the evolving needs of SMBs, a market Vonage defines as businesses with 1 to 1,000 employees. SimpleSignal uses BroadSoft’s Broadworks platform to provide the VoIP component of its integrated portfolio of unified communications and managed solutions. This is the same Broadsoft-based platform used by Vonage, resulting in ease of integration for SimpleSignal customers. SimpleSignal customers stand to benefit from being part of Vonage given its national MPLS network supported by 16 POPs, proprietary user-friendly Zeus provisioning and customer management tools, and substantial investment in innovative new products and services.

Strong Channel and Customer Relationships
SimpleSignal sells its solutions primarily through a nationwide network of indirect channel partners. This enhanced channel presence meaningfully broadens Vonage’s already strong market coverage, providing Vonage access to new channel partnerships and geographies, and the ability to further penetrate existing relationships. Combined, Vonage’s channel organization will have significant resources and scale, and will be one of the largest in the UCaaS sector.

SimpleSignal has a strong base of 1,600 customers and additional white label partners. SimpleSignal provides solutions with carrier-grade reliability across their own MPLS network and bring your own broadband (BYOB) delivery options. SimpleSignal has been particularly successful at providing business-quality voice and rich communication features utilizing new technologies to extend MPLS-like quality to BYOB customers.

Transaction Terms, Financing and Anticipated Synergies
Vonage is paying total consideration of $25.25 million for SimpleSignal, comprised of approximately $20 million in cash and approximately 1.1 million shares in Vonage common stock representing $5 million, subject to customary closing adjustments and indemnity escrow arrangements. This purchase price is approximately 1.5 times estimated 2015 SimpleSignal revenues.

The cash component of the transaction will be financed through cash from the balance sheet and from the Company’s credit facility, resulting in pro-forma net debt to adjusted 2014 EBITDA of approximately 1.2 times as of December 31, 2014. This provides the Company ample additional capacity to continue to execute its inorganic growth strategy.

The transaction is expected to close within the next several weeks and requires no regulatory approvals.

Given the similarities of the businesses and their common technology, Vonage expects to achieve synergies from network operations, general and administrative, and the use of technology for serving customers. Annual recurring cost synergies are expected to exceed $1.7 million in 2016.

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for consumers and businesses. Vonage provides a robust suite of feature-rich residential and business communication solutions that offer flexibility, portability and ease-of-use, designed to meet the needs of a wide range of customers from individuals to large businesses.
Vonage residential service (www.vonage.com) for individuals and families, and Vonage Business Solutions service (www.vonagebusiness.com) for small and medium businesses, run over the top of a customer’s existing broadband connection. Through Telesphere (www.telesphere.com), Vonage offers service with carrier-grade performance over a private national MPLS broadband network, which is especially well suited to address the needs of larger businesses with multiple offices that require higher service level agreements (SLAs).

About SimpleSignal
SimpleSignal provides cloud-based Unified Communications and Collaboration services, delivering voice, video, and mobile communications to thousands of satisfied business customers globally. The company provides the most innovative and advanced FMC and mobile PBX capabilities in the industry using its Broadsoft platform, and is one of the first companies ever to extend video PBX telephony over iPads, iPhones, and Android mobile devices that can connect with any brand of video conferencing equipment. SimpleSignal’s video conferencing product provides all the power and features of Polycom’s premise-based video conferencing systems in a fully-outsourced video as a service (VaaS) solution without on-premise video infrastructure. SimpleSignal is also investing heavily in integrations with Microsoft Lync, Google Apps and other SaaS solutions. For more information, visit www.simplesignal.com. Denver-based investment bank, Q Advisors, served as exclusive financial advisor to SimpleSignal.

Safe Harbor Statement
This press release contains forward-looking statements regarding growth priorities; and related investment; financial resources; the benefits of the acquisition of SimpleSignal; the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; the competitive position and opportunities of the combined company; the impact of the acquisition on the market for the combined company's products and services; the timing of the completion of the acquisition; and capital expenditures, and other statements that are not historical facts or information constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include but are not limited to: risks related to the integration of SimpleSignal into Vonage and the anticipated future benefits resulting from the acquisition of SimpleSignal; the competition we face; our ability to adapt to rapid changes in the market for voice and messaging services; our ability to retain customers and attract new customers; the expansion of competition in the unified communications market; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; security breaches and other compromises of information security; risks related to the acquisition or integration of future businesses or joint ventures, including the risks related to our acquisitions; the risk associated with developing and maintaining effective distribution channels; our ability to establish and expand strategic alliances; governmental regulation and taxes in our international operations; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; uncertainties relating to regulation of VoIP services; risks associated with operating abroad; liability under anti-corruption laws; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; differences between our service and traditional phone services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future;; the Company's available capital resources and other financial and operational performance which may cause the Company not to make common stock repurchases as currently anticipated or to commence or suspend such repurchases from time to time without prior notice; and other factors that are set forth in the "Risk Factors" section and other sections of Vonage's Annual Report on Form 10-K for the year ended December 31, 2014, in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.
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Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jen Holzapfel 732-444-2585; Jennifer.holzapfel@vonage.com

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